UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 10, 2025

ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1200
Dallas
Texas		75254
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (972) 490-9600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AHT	New York Stock Exchange
Preferred Stock, Series D	AHT-PD	New York Stock Exchange
Preferred Stock, Series F	AHT-PF	New York Stock Exchange
Preferred Stock, Series G	AHT-PG	New York Stock Exchange
Preferred Stock, Series H	AHT-PH	New York Stock Exchange
Preferred Stock, Series I	AHT-PI	New York Stock Exchange

ITEM 7.01 REGULATION FD DISCLOSURE.
On April 10, 2025, Ashford Hospitality Trust, Inc. (the “Company”) issued a press release announcing that its Board of Directors (the “Board”) declared a dividend of $0.5281 per diluted share for the Company’s 8.45% Series D Cumulative Preferred Stock for the second quarter ending June 30, 2025. The dividend is payable on July 15, 2025, to stockholders of record as of June 30, 2025.
The Board declared a dividend of $0.4609 per diluted share for the Company’s 7.375% Series F Cumulative Preferred Stock for the second quarter ending June 30, 2025. The dividend is payable on July 15, 2025, to stockholders of record as of June 30, 2025.
The Board declared a dividend of $0.4609 per diluted share for the Company’s 7.375% Series G Cumulative Preferred Stock for the second quarter ending June 30, 2025. The dividend is payable on July 15, 2025, to stockholders of record as of June 30, 2025.
The Board declared a dividend of $0.46875 per diluted share for the Company’s 7.50% Series H Cumulative Preferred Stock for the second quarter ending June 30, 2025. The dividend is payable on July 15, 2025, to stockholders of record as of June 30, 2025.
The Board declared a dividend of $0.46875 per diluted share for the Company’s 7.50% Series I Cumulative Preferred Stock for the second quarter ending June 30, 2025. The dividend is payable on July 15, 2025, to stockholders of record as of June 30, 2025.
The Board declared a monthly cash dividend for all CUSIPs of the Company’s Series J Redeemable Preferred Stock payable as follows: $0.16667 per share will be paid on May 15, 2025 to stockholders of record as of April 30, 2025; $0.16667 per share will be paid on June 16, 2025 to stockholders of record as of May 30, 2025; and $0.16667 per share will be paid on July 15, 2025 to stockholders of record as of June 30, 2025.
The Board declared a monthly cash dividend for CUSIPs 04410D867, 04410D792 and 04410D727 of the Company’s Series K Redeemable Preferred Stock payable as follows: $0.17500 per share will be paid on May 15, 2025 to stockholders of record as of April 30, 2025; $0.17500 per share will be paid on June 16, 2025 to stockholders of record as of May 30, 2025; and $0.17500 per share will be paid on July 15, 2025 to stockholders of record as of June 30, 2025.
The Board declared a monthly cash dividend for CUSIPs 04410D651, 04410D578, 04410D511 and 04410D438 of the Company’s Series K Redeemable Preferred Stock payable as follows: $0.17292 per share will be paid on May 15, 2025 to stockholders of record as of April 30, 2025; $0.17292 per share will be paid on June 16, 2025 to stockholders of record as of May 30, 2025; and $0.17292 per share will be paid on July 15, 2025 to stockholders of record as of June 30, 2025.
The Board declared a monthly cash dividend for all remaining CUSIPs of the Company’s Series K Redeemable Preferred Stock payable as follows: $0.17083 per share will be paid on May 15, 2025 to stockholders of record as of April 30, 2025; $0.17083 per share will be paid on June 16, 2025 to stockholders of record as of May 30, 2025; and $0.17083 per share will be paid on July 15, 2025 to stockholders of record as of June 30, 2025.
As of March 31, 2025, there were 7,677,717 shares of the Company’s Series J Redeemable Preferred Stock and 759,086 shares of the Company’s Series K Redeemable Preferred Stock issued and outstanding.
A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information in this Item 7.01 of this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.
ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits

Exhibit Number         Description

99.1    Press Release of the Company, dated April 10, 2025, furnished under Item 7.01, announcing the declaration of dividends.
104    Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHFORD HOSPITALITY TRUST, INC.

Dated: April 10, 2025	By:	/s/ Alex Rose
Alex Rose
Executive Vice President, General Counsel & Secretary